Amkor Technology Reports Financial Results for the First Quarter 2026

TEMPE, Ariz. -- April 27, 2026 -- Amkor Technology, Inc. (Nasdaq: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the first quarter ended March 31, 2026.

First Quarter 2026 Highlights
•Record first quarter net sales $1.68 billion, up 27% year-on-year
•Gross profit $239 million, operating income $100 million
•Net income $83 million, earnings per diluted share $0.33
•EBITDA $285 million

“Amkor delivered a strong start to 2026 with record first quarter revenue driven by broad-based end market demand,” said Kevin Engel, Amkor’s president and chief executive officer. “During the quarter, we progressed key customer programs in Advanced packaging, improved utilization across our factory network, and made continued progress on our margin initiatives, demonstrating our ability to execute effectively in a dynamic industry environment.”

Quarterly Financial Results

($ in millions, except per share data)	Q1 2026	Q4 2025	Q1 2025
Net sales	$1,685	$1,888	$1,322
Gross margin	14.2%	16.7%	11.9%
Operating income	$100	$185	$32
Operating income margin	6.0%	9.8%	2.4%
Net income attributable to Amkor	$83	$172	$21
Earnings per diluted share	$0.33	$0.69	$0.09
EBITDA (1)	$285	$369	$197

(1) EBITDA is a non-GAAP measure. The reconciliation to the comparable GAAP measure is included below under “Selected Operating Data.”

At March 31, 2026, total cash and short-term investments was $1.8 billion, and total debt was $1.4 billion.

The company paid a quarterly dividend of $0.08352 per share on March 31, 2026. The declaration and payment of future dividends, as well as any record and payment dates, are subject to the approval of the Board of Directors.

On April 23, 2026, the Board of Directors authorized the repurchase of up to $300 million of the company’s common stock.

Business Outlook

The following information presents Amkor’s guidance for the second quarter 2026 (unless otherwise noted):

•Net sales of $1.75 billion to $1.85 billion
•Gross margin of 14.5% to 15.5%
•Net income of $105 million to $130 million, or $0.42 to $0.52 per diluted share
•Full year 2026 capital expenditures of approximately $2.5 billion to $3.0 billion

Conference Call Information

Amkor will conduct a conference call on Monday, April 27, 2026, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. To access the live audio webcast and the accompanying slide presentation, visit the Investor Relations section of Amkor’s website, located at ir.amkor.com. The live call can also be accessed by dialing 1-877-407-4019 or 1-201-689-8337.

About Amkor Technology, Inc.

Amkor Technology, Inc. (Nasdaq: AMKR) is the world’s largest U.S. headquartered OSAT and is a global leader in outsourced semiconductor packaging and test services. With a strong track record of innovation, a broad and diverse geographic footprint and solid partnerships with lead customers, Amkor delivers high-quality solutions that enable the world’s leading semiconductor and electronics companies to bring advanced technologies to market. The company’s comprehensive portfolio includes advanced packaging, wafer-level processing, and system-in-package solutions targeting applications for smartphones, data centers, artificial intelligence, automobiles and wearables. For more information visit amkor.com.

Jennifer Jue
Vice President, Investor Relations
480-786-7594
jennifer.jue@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q1 2026	Q4 2025	Q1 2025
Net Sales Data:
Net sales (in millions):
Advanced products (1)	$1,372	$1,580	$1,064
Mainstream products (2)	313	308	258
Total net sales	$1,685	$1,888	$1,322

Packaging services	89%	89%	88%
Test services	11%	11%	12%

Net sales from top ten customers	68%	72%	71%

End Market Distribution Data:
Communications (smartphones, tablets)	44%	49%	40%
Computing (data center, infrastructure, PC/laptop, storage)	21%	19%	22%
Automotive, industrial and other (ADAS, electrification, infotainment, safety)	21%	18%	21%
Consumer (AR & gaming, connected home, home electronics, wearables)	14%	14%	17%
Total	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%
Cost of sales:
Materials	53.5%	56.5%	52.4%
Labor	10.7%	9.5%	12.0%
Depreciation	9.3%	8.0%	10.6%
Other manufacturing	12.3%	9.3%	13.1%
Gross margin	14.2%	16.7%	11.9%

(1) Advanced products include flip chip, memory and wafer-level processing and related test services.
(2) Mainstream products include all other wirebond packaging and related test services.

AMKOR TECHNOLOGY, INC.
Selected Operating Data
In this press release, we refer to EBITDA, which is not defined by U.S. GAAP. We define EBITDA as net income before interest expense, income tax expense and depreciation and amortization. We believe EBITDA to be relevant and useful information to our investors because it provides additional information in assessing our financial operating results. Our management uses EBITDA in evaluating our operating performance, and our ability to service debt, fund capital expenditures and pay dividends. However, EBITDA has certain limitations in that it does not reflect the impact of certain expenses on our consolidated statements of income, including interest expense, which is a necessary element of our costs because we have borrowed money in order to finance our operations, income tax expense, which is a necessary element of our costs because taxes are imposed by law, and depreciation and amortization, which is a necessary element of our costs because we use capital assets to generate income. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. Furthermore, our definition of EBITDA may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of EBITDA to U.S. GAAP net income.

Non-GAAP Financial Measure Reconciliation:
(in millions)	Q1 2026	Q4 2025	Q1 2025
EBITDA Data:
Net income	$84	$173	$22
Plus: Interest expense	18	21	17
Plus: Income tax expense	12	9	4
Plus: Depreciation & amortization	171	166	154
EBITDA	$285	$369	$197

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended March 31,
	2026	2025
Net sales	$1,684,701	$1,321,575
Cost of sales	1,445,669	1,163,992
Gross profit	239,032	157,583
Selling, general and administrative	96,987	80,408
Research and development	41,758	45,652
Total operating expenses	138,745	126,060
Operating income	100,287	31,523
Interest expense	17,710	16,809
Other (income) expense, net	(13,731)	(11,075)
Total other expense, net	3,979	5,734
Income before taxes	96,308	25,789
Income tax expense	12,342	3,936
Net income	83,966	21,853
Net income attributable to non-controlling interests	(615)	(725)
Net income attributable to Amkor	$83,351	$21,128

Net income attributable to Amkor per common share:
Basic	$0.34	$0.09
Diluted	$0.33	$0.09

Shares used in computing per common share amounts:
Basic	247,550	246,854
Diluted	249,570	247,845

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,121,183	$1,378,347
Restricted cash	175	—
Short-term investments	727,317	613,038
Accounts receivable, net of allowances	1,287,879	1,354,825
Inventories	494,620	437,797
Other current assets	120,435	100,754
Total current assets	3,751,609	3,884,761
Property, plant and equipment, net	4,150,783	3,870,808
Operating lease right of use assets	90,278	93,449
Goodwill	17,775	18,003
Restricted cash	67,804	67,776
Other assets	220,385	201,512
Total assets	$8,298,634	$8,136,309
LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$157,038	$162,430
Trade accounts payable	832,101	912,766
Capital expenditures payable	488,731	243,543
Short-term operating lease liability	23,570	23,140
Accrued expenses	365,339	370,093
Total current liabilities	1,866,779	1,711,972
Long-term debt	1,257,156	1,282,816
Pension and severance obligations	67,947	69,218
Long-term operating lease liabilities	44,194	48,549
Other non-current liabilities	493,416	517,467
Total liabilities	3,729,492	3,630,022

Stockholders’ equity:
Preferred stock	—	—
Common stock	294	294
Additional paid-in capital	2,060,642	2,054,051
Retained earnings	2,689,683	2,627,038
Accumulated other comprehensive income (loss)	15,277	16,833
Treasury stock	(232,385)	(227,110)
Total Amkor stockholders’ equity	4,533,511	4,471,106
Non-controlling interests in subsidiaries	35,631	35,181
Total equity	4,569,142	4,506,287
Total liabilities and equity	$8,298,634	$8,136,309

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	For the Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income	$83,966	$21,853
Depreciation and amortization	170,903	153,821
Other operating activities and non-cash items	(5,871)	5,967
Changes in assets and liabilities	(103,911)	(157,492)
Net cash provided by operating activities	145,087	24,149
Cash flows from investing activities:
Payments for property, plant and equipment	(224,605)	(79,897)
Proceeds from sale of property, plant and equipment	7,179	4,209
Proceeds from foreign exchange forward contracts	14,899	16,674
Payments for foreign exchange forward contracts	(16,684)	(15,992)
Payments for short-term investments	(258,469)	(169,720)
Proceeds from sale of short-term investments	14,607	32,345
Proceeds from maturities of short-term investments	127,318	147,825
Other investing activities	1,036	1,502
Net cash used in investing activities	(334,719)	(63,054)
Cash flows from financing activities:
Payments of long-term debt	(27,737)	(25,493)
Payments of finance lease obligations	(14,543)	(15,659)
Payments of dividends	(20,694)	—
Other financing activities	(4,073)	(1,099)
Net cash used in financing activities	(67,047)	(42,251)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(282)	5,172
Net decrease in cash, cash equivalents and restricted cash	(256,961)	(75,984)
Cash, cash equivalents and restricted cash, beginning of period	1,446,123	1,134,312
Cash, cash equivalents and restricted cash, end of period	$1,189,162	$1,058,328

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of the federal securities laws. You are cautioned not to place undue reliance on forward-looking statements, which are often characterized by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or “intend,” by the negative of these terms or other comparable terminology or by discussions of strategy, plans or intentions. All forward-looking statements in this press release are made based on our current expectations, forecasts, estimates and assumptions. We assume no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release, except as may be required by applicable law. Because such statements include risks and uncertainties, actual results may differ materially from those anticipated in such forward-looking statements as a result of various factors, including, but not limited to, the following:

•dependence on the cyclical and volatile semiconductor industry and vulnerability to industry downturns and declines in global economic and financial conditions;
•changes in costs, quality, availability and delivery times of raw materials, components and equipment;
•fluctuations in operating results and cash flows;
•competition with established competitors in the packaging and test business, the internal capabilities of integrated device manufacturers and other competitors, including foundries and contract manufacturers;
•our substantial investments in equipment and facilities to support the demand of our customers;
•warranty claims, product return and liability risks, and the risk of negative publicity if our products fail, as well as the risk of litigation incident to our business;
•difficulty achieving the relatively high-capacity utilization rates necessary to realize satisfactory gross margins given our high percentage of fixed costs;
•our absence of backlog and the short-term nature of our customers’ commitments;
•the historical downward pressure on the prices of our packaging and test services;
•fluctuations in our manufacturing yields;
•a downturn or lower sales to customers in the automotive industry;
•dependence on key customers or concentration of customers in certain end markets, such as mobile communications and automotive;
•difficulty funding our liquidity needs;
•challenges with integrating diverse operations;
•dependence on international factories and operations, and risks relating to trade restrictions and regional conflict, including restrictive trade barriers, export controls, tariffs, customs and duties;
•our ability to develop new proprietary technology, protect our proprietary technology, operate without infringing the proprietary rights of others and implement new technologies;
•our continuing development and implementation of changes to, and maintenance and security of, our information technology systems;

•restrictive covenants in the indentures and agreements governing our current and future indebtedness;
•our substantial indebtedness;
•the effect of interest rate increases on our variable rate indebtedness;
•fluctuations in interest rates and changes in credit risk;
•the ability of certain of our stockholders to effectively determine or substantially influence the outcome of matters requiring stockholder approval;
•the possibility that we may decrease or suspend our quarterly dividend;
•difficulty attracting, retaining or replacing qualified personnel;
•maintaining an effective system of internal controls;
•any changes in tax laws, taxing authorities not agreeing with our interpretation of applicable tax laws, including whether we continue to qualify for conditional reduced tax rates, or any requirements to establish or adjust valuation allowances on deferred tax assets;
•environmental, health and safety liabilities and expenditures;
•conditions and obligations in connection with the receipt of government awards and incentives; and
•natural disasters and other calamities, health conditions or pandemics, political instability, hostilities or other disruptions.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “Form 10-K”) and from time to time in our other reports filed with or furnished to the Securities and Exchange Commission (“SEC”). You should carefully consider the trends, risks and uncertainties described in this press release, the Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks or uncertainties continues or occurs, our business, financial condition or operating results could be materially and adversely affected, the trading prices of our securities could decline, and you could lose part or all of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement. We assume no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release except as may be required by applicable law.